UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 30, 2010, eDiets.com, Inc. (the “Company”) received a Staff Determination letter (the “Delisting Notice”) from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company did not regain compliance with Nasdaq’s requirements for continued listing because, for the previous 180 calendar days, the bid price of the Company’s common stock did not close for ten consecutive trading days above the minimum $1.00 per share price requirement for continued listing on The Nasdaq Capital Market under Marketplace Rule 5550(a)(2). As a result, the Company’s common stock would be subject to delisting unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). The Company has requested a hearing before a Panel. Consequently, the Company’s common stock will remain listed on The Nasdaq Capital Market until the Panel renders a decision following the hearing. However, there can be no assurances that the Panel will grant the Company’s request for continued listing.

A copy of the press release by the Company announcing its receipt of the Delisting Notice is attached thereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

As described in Item 3.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit No.	Description
99.1	Press release issued by eDiets.com, Inc. on January 5, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin N. McGrath
Kevin N. McGrath
Chief Executive Officer and President

Date: January 5, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by eDiets.com, Inc. on January 5, 2011.